UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     March 8, 2007

Crusade Management Limited

Crusade Global Trust No. 1 of 2007

(Exact Name of Registrant as Specified in its Charter)

Australia

(State or Other Jurisdiction of Incorporation)

333-128920 333-128920-02	Not Applicable
(Commission File Numbers)	(Registrant’s I.R.S. Employer Identification Nos.)

Level 4, 4-16 Montgomery Street Kogarah, NSW 2217 Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(011) 612-9952-1315
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

The audited consolidated financial statements of National Westminster Bank Plc (“NatWest”) and its subsidiary undertakings as at December 31, 2005 and 2004, and for each of the years then ended, appearing in NatWest’s Report on Form 6-K, filed with the Securities and Exchange Commission (“SEC”) on December 18, 2006 are incorporated by reference in this Form 8-K and in the final prospectus supplement (the “Prospectus Supplement”) relating to the Crusade Global Trust No. 1 of 2007.

The unaudited condensed consolidated financial statements of NatWest and its subsidiary undertakings as of June 30, 2006 and 2005, and for each of the six month periods then ended appearing in NatWest’s Report on Form 6-K, filed with the SEC on December 18, 2006 are incorporated by reference in this Form 8-K and in the Prospectus Supplement.

In connection with the issuance of the notes, the Registrant is filing herewith the consent of Deloitte & Touche LLP (“Deloitte”) to their being referred to as “Experts” in the Prospectus Supplement and the incorporation by reference of their report on the consolidated financial statements of NatWest and its subsidiary undertakings as of December 31, 2005 and 2004, and for each of the two years in the period ended December 31, 2005, in the Registration Statement (Registration No. 333-128920) and in the Prospectus Supplement referred to above related to the issuance of the notes.  The consent of Deloitte is attached hereto as Exhibit 23.1.

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2007	CRUSADE MANAGEMENT LIMITED

	By:	/s/Jeff Sheehan
Name: Jeff Sheehan Title: General Manager, Capital Markets

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.